UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Versar, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on November 10, 2015 in Springfield, Virginia. At the Annual Meeting, 8,638,985 shares of the Company’s common stock, or 88% of the Company’s outstanding shares of common stock, were represented in person or by proxy at the Annual Meeting. The results of the matters voted on at the Annual Meeting were as follows:

(1)	The Election of Directors

Eight nominees to serve as directors of the Company were elected as indicated below:

	For	Withheld	Broker Non-Vote
Robert L. Durfee	4,261,096	1,660,396	2,717,493
James L. Gallagher	5,893,641	27,851	2,717,493
Amoretta M. Hoeber	5,893,195	28,297	2,717,493
Paul J. Hoeper	5,893,241	28,251	2,717,493
Amir A. Metry	5,894,213	27,279	2,717,493
Anthony L. Otten	5,798,673	122,819	2,717,493
Frederick M. Strader	5,893,641	27,851	2,717,493
Jeffrey A. Wagonhurst, Sr.	5,802,761	118,731	2,717,493

(2)	The compensation of the named executive officers (the “executive compensation”) was approved on an advisory basis as indicated below:

For	Against	Abstain	Broker Non-Vote

4,950,523	961,851	9,118	2,717,493

(3)	The appointment of Grant Thornton LLP as independent accountants for fiscal year 2016 was ratified as indicated below:

For	Against	Abstain

8,147,893	460,994	30,098

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2015	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel

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